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                                                                    Exhibit 23.1

                              ACCOUNTANTS' CONSENT


The Board of Directors
BankAtlantic Bancorp, Inc.:


We consent to incorporation by reference in the registration statements on:


        Form            Registration Statement Numbers


         S-3      333-72283; 333-38799; 333-24571; 333-23771;
                  333-05287;333-93139; 333-71594; 333-62264


         S-8      333-73047; 333-68871; 333-58753; 333-57893; 333-56823;
                  333-08025; 333-89378; 333-87315; 333-82489; 333-45680;
                  333-56798; 333-90136


of BankAtlantic Bancorp, Inc. of our report dated February 3, 2003, with respect to the consolidated statements of financial condition of BankAtlantic Bancorp, Inc. and subsidiaries as of December 31, 2002, and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of BankAtlantic Bancorp, Inc.

Our report refers to a change in method of accounting for goodwill and intangible assets and for gains and losses on the extinguishment of debt in 2002 and for derivative instruments and hedging activities in 2001.



                                                           /s/KPMG LLP

Ft. Lauderdale, Florida
March  28, 2003